Exhibit 25.1

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM T-1

STATEMENT OF ELIGIBILITY

UNDER THE TRUST INDENTURE ACT OF 1939 OF A

CORPORATION DESIGNATED TO ACT AS TRUSTEE

     CHECK IF AN APPLICATION TO DETERMINE ELIGIBILITY OF A TRUSTEE PURSUANT TO

SECTION 305(b) (2)

WELLS FARGO BANK, NATIONAL ASSOCIATION

(Exact name of trustee as specified in its charter)

A National Banking Association	94-1347393
(Jurisdiction of incorporation or organization if not a U.S. national bank)	(I.R.S. Employer Identification No.)

101 North Phillips Avenue Sioux Falls, South Dakota	57104
(Address of principal executive offices)	(Zip code)

Wells Fargo & Company

Law Department, Trust Section

MAC N9305-175

Sixth Street and Marquette Avenue, 17th Floor

Minneapolis, Minnesota 55479

(612) 667-4608

(Name, address and telephone number of agent for service)

Biomet, Inc.(1)

(Exact name of obligor as specified in its charter)

Indiana	35-1418342
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

56 East Bell Drive, Warsaw, Indiana	46582
(Address of principal executive offices)	(Zip code)

10% Senior Notes Due 2017

10 3/8%/11 1/8% Senior Toggle Notes due 2017

(Title of the indenture securities)

[1]	See Table 1 – List of additional obligors

Table 1

Table of Additional Obligors

Name of Additional Obligors	State or Other Jurisdiction of Incorporation or Formation	I.R.S Employer Identification Number	Address
Biolectron, Inc.	Delaware	13-2914413	3200 Las Vegas Blvd. Las Vegas, NV 89109

Biomet 3i, LLC	Florida	59-2816882	4555 Riverside Drive Palm Beach Gardens, FL 33410

Biomet Biologics, LLC	Indiana	03-0479652	56 E. Bell Drive Warsaw, IN 46582

Biomet Europe Ltd.	Delaware	35-1603620	Toermalijnring 600 3316 LC Dordrecht The Netherlands

Biomet Fair Lawn, LLC	Indiana	31-1651311	20-01 Pollitt Drive Fairlawn, NJ 07410

Biomet Holdings Ltd.	Delaware	35-2022857	56 E. Bell Drive Warsaw, IN 46582

Biomet International Ltd.	Delaware	35-2046422	56 E. Bell Drive Warsaw, IN 46582

Biomet Leasing, Inc.	Indiana	35-2076217	56 E. Bell Drive Warsaw, IN 46582

Biomet Manufacturing Corporation	Indiana	35-2074039	56 E. Bell Drive Warsaw, IN 46582

Biomet Microfixation, LLC	Florida	59-1692523	1520 Tradeport Drive Jacksonville, FL 32218-2482

Biomet Orthopedics, LLC	Indiana	35-2074037	56 E. Bell Drive Warsaw, IN 46582

Biomet Sports Medicine, LLC	Indiana	35-1803072	56 E. Bell Drive Warsaw, IN 46852

Biomet Travel, Inc.	Indiana	56-2284205	56 E. Bell Drive Warsaw, IN 46852

Blue Moon Diagnostics, Inc.	Indiana	35-2070282	56 E. Bell Drive Warsaw, IN 46852

Cross Medical Products, LLC	Delaware	31-0992628	181 Technology Drive Irvine, CA 92618

EBI Holdings, LLC	Delaware	22-2407246	100 Interpace Parkway Parsippany, NJ 07054

EBI, LLC	Indiana	31-1651314	100 Interpace Parkway Parsippany, NJ 07054

EBI Medical Systems, LLC	Delaware	22-2406619	100 Interpace Parkway Parsippany, NJ 07054

Electro-Biology, LLC	Delaware	22-2278360	6 Upper Pond Road Parsippany, NJ 07054-1079

Biomet Florida Services, LLC	Florida	20-0388276	4555 Riverside Drive Palm Beach Gardens, FL 33410

Implant Innovations Holdings, LLC	Indiana	35-2088040	56 E. Bell Drive Warsaw, IN 46852

Interpore Cross International, LLC	California	33-0818017	181 Technology Drive Irvine, CA 92618

Interpore Spine Ltd.	Delaware	95-3043318	181 Technology Drive Irvine, CA 92618

Kirschner Medical Corporation	Delaware	52-1319702	100 Interpace Parkway Parsippany, NJ 07054

Meridew Medical, Inc.	Indiana	35-2151951	56 E. Bell Drive Warsaw, IN 46580

Thoramet, Inc.	Indiana	35-2070281	56 E. Bell Drive Warsaw, IN 46580

Item 1. General Information. Furnish the following information as to the trustee:

(a)	Name and address of each examining or supervising authority to which it is subject.

Comptroller of the Currency

Treasury Department

Washington, D.C.

Federal Deposit Insurance Corporation

Washington, D.C.

Federal Reserve Bank of San Francisco

San Francisco, California 94120

(b)	Whether it is authorized to exercise corporate trust powers.

The trustee is authorized to exercise corporate trust powers.

Item 2. Affiliations with Obligor. If the obligor is an affiliate of the trustee, describe each such affiliation.

None with respect to the trustee.

No responses are included for Items 3-14 of this Form T-1 because the obligor is not in default as provided under Item 13.

Item 15. Foreign Trustee. Not applicable.

Item 16. List of Exhibits. List below all exhibits filed as a part of this Statement of Eligibility.

Exhibit 1.	A copy of the Articles of Association of the trustee as now in effect.*

Exhibit 2.	A copy of the Comptroller of the Currency Certificate of Corporate Existence and Fiduciary Powers for Wells Fargo Bank, National Association, dated February 4, 2004.**

Exhibit 3.	See Exhibit 2.

Exhibit 4.	Copy of By-laws of the trustee as now in effect.***

Exhibit 5.	Not applicable.

Exhibit 6.	The consent of the trustee required by Section 321(b) of the Act.

Exhibit 7.	A copy of the latest report of condition of the trustee published pursuant to law or the requirements of its supervising or examining authority.

Exhibit 8.	Not applicable.

Exhibit 9.	Not applicable.

*	Incorporated by reference to the exhibit of the same number to the trustee’s Form T-1 filed as exhibit 25 to the Form S-4 dated December 30, 2005 of Hornbeck Offshore Services LLC file number 333-130784-06.
**	Incorporated by reference to the exhibit of the same number to the trustee’s Form T-1 filed as exhibit 25 to the Form T-3 dated March 3, 2004 of Trans-Lux Corporation file number 022-28721.
***	Incorporated by reference to the exhibit of the same number to the trustee’s Form T-1 filed as exhibit 25 to the Form S-4 dated May 26, 2005 of Penn National Gaming Inc. file number 333-125274.

SIGNATURE

Pursuant to the requirements of the Trust Indenture Act of 1939, as amended, the trustee, Wells Fargo Bank, National Association, a national banking association organized and existing under the laws of the United States of America, has duly caused this statement of eligibility to be signed on its behalf by the undersigned, thereunto duly authorized, all in the City of Minneapolis and State of Minnesota on the 15th day of April 2008.

WELLS FARGO BANK, NATIONAL ASSOCIATION

/s/ Jane Schweiger
Jane Schweiger
Vice President

EXHIBIT 6

4/15/2008

Securities and Exchange Commission

Washington, D.C. 20549

Gentlemen:

In accordance with Section 321(b) of the Trust Indenture Act of 1939, as amended, the undersigned hereby consents that reports of examination of the undersigned made by Federal, State, Territorial, or District authorities authorized to make such examination may be furnished by such authorities to the Securities and Exchange Commission upon its request therefor.

Very truly yours,

WELLS FARGO BANK, NATIONAL ASSOCIATION

/s/ Jane Schweiger
Jane Schweiger Vice President

EXHIBIT 7

Consolidated Report of Condition of

Wells Fargo Bank National Association

of 101 North Phillips Avenue, Sioux Falls, SD 57104

And Foreign and Domestic Subsidiaries,

at the close of business December 31, 2007, filed in accordance with 12 U.S.C. §161 for National Banks.

		Dollar Amounts In Millions
ASSETS
Cash and balances due from depository institutions:
Noninterest-bearing balances and currency and coin		$14,641
Interest-bearing balances		1,062
Securities:
Held-to-maturity securities		0
Available-for-sale securities		62,907
Federal funds sold and securities purchased under agreements to resell:
Federal funds sold in domestic offices		19,757
Securities purchased under agreements to resell		734
Loans and lease financing receivables:
Loans and leases held for sale		16,660
Loans and leases, net of unearned income	290,643
LESS: Allowance for loan and lease losses	3,625
Loans and leases, net of unearned income and allowance		287,018
Trading Assets		6,244
Premises and fixed assets (including capitalized leases)		4,282
Other real estate owned		946
Investments in unconsolidated subsidiaries and associated companies		458
Intangible assets
Goodwill		9,730
Other intangible assets		17,916
Other assets		25,506

Total assets		$467,861

LIABILITIES
Deposits:
In domestic offices		$273,931
Noninterest-bearing	71,910
Interest-bearing	202,021
In foreign offices, Edge and Agreement subsidiaries, and IBFs		69,787
Noninterest-bearing	9
Interest-bearing	69,778
Federal funds purchased and securities sold under agreements to repurchase:
Federal funds purchased in domestic offices		14,049
Securities sold under agreements to repurchase		7,248

Dollar Amounts In Millions
Trading liabilities	3,821
Other borrowed money
(includes mortgage indebtedness and obligations under capitalized leases)	30,268
Subordinated notes and debentures	10,877
Other liabilities	16,108

Total liabilities	$426,089

Minority interest in consolidated subsidiaries	57

EQUITY CAPITAL
Perpetual preferred stock and related surplus	0
Common stock	520
Surplus (exclude all surplus related to preferred stock)	25,877
Retained earnings	14,425
Accumulated other comprehensive income	893
Other equity capital components	0

Total equity capital	41,715

Total liabilities, minority interest, and equity capital	$467,861

I, Howard I. Atkins, EVP & CFO of the above-named bank do hereby declare that this Report of Condition has been prepared in conformance with the instructions issued by the appropriate Federal regulatory authority and is true to the best of my knowledge and belief.

Howard I. Atkins
EVP & CFO

We, the undersigned directors, attest to the correctness of this Report of Condition and declare that it has been examined by us and to the best of our knowledge and belief has been prepared in conformance with the instructions issued by the appropriate Federal regulatory authority and is true and correct.

Michael Loughlin
John Stumpf	Directors
Carrie Tolstedt